UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

AINOS, INC.
(Exact Name of Registrant as Specified in Its Charter)

TEXAS	75-1974352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800 San Diego, CA (858) 869-2986	92108
(Address of Principal Executive Offices)	(Zip Code)

2023 Stock Incentive Plan

(Full Title of the Plan)

CT Corporation System

1999 Bryan St., Suite 900

Dallas, TX 75201-3136

(Name and Address of Agent For Service)

(214) 979-1172

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Ainos, Inc., a Texas corporation (the “Registrant”), filed a registration statement on Form S-8 on June 14, 2023, as amended by the post-effective amendment filed on July 22, 2024 (File No. 333-272639), each of which is incorporated herein by reference, to register under the Securities Act of 1933, as amended (the “Securities Act”) shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Ainos Inc. 2023 Stock Incentive Plan effective May 1, 2023 (the “2023 Plan”) which amended and restated the Ainos, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). Additionally, the Registrant filed a registration statement on Form S-8 on July 22, 2024 (File No. 333-280928), incorporated herein by reference, to register under the Securities Act an additional 946,432 shares of the Registrant’s Common Stock, issuable pursuant to the provisions of the 2023 Plan that provide for a discretionary increase in the number of shares reserved for issuance under such plan. Previously, the Registrant had filed a registration statement on Form S-8 on July 7, 2022, as amended by the post-effective amendment filed on July 22, 2024 (File No. 333-266043), each of which is incorporated herein by reference, to register under the Securities Act shares of the Registrant’s Common Stock issuance under the pursuant to the 2021 Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 3,085,477 shares of Common Stock pursuant to the provisions of the 2023 Plan that provide for a discretionary increase in the number of shares reserved for issuance under such plan (the “Evergreen Shares”).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, previously filed by Ainos, Inc. (the “Registrant”) with the Commission:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 7, 2025;

●

All other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than information furnished rather than filed); and

●	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 1, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Index

Exhibit Number	Description
4.1	Ainos, Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to Ainos Inc.’s registration statement on Form S-8 filed with the SEC on June 14, 2023).
5.1*	Opinion of Legal Counsel
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Legal Counsel (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan (R.O.C.), on April 4, 2025.

AINOS, INC.

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai
Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Chun-Hsien Tsai his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun-Hsien Tsai	Chairman of the Board, President and Chief Executive Officer	April 4, 2025
Chun-Hsien Tsai

/s/ Christopher Hsin-Liang Lee	Chief Financial Officer	April 4, 2025
Christopher Hsin-Liang Lee

/s/ Wen-Han Chang	Director	April 4, 2025
Wen-Han Chang

/s/ Yao-Chung Chiang	Director	April 4, 2025
Yao-Chung Chiang

/s/ Pao-Sheng Wei	Director	April 4, 2025
Pao-Sheng Wei

/s/ Ting-Chuan Lee	Director	April 4, 2025
Ting-Chuan Lee

/s/ Chun-Jung Tsai	Director	April 4, 2025
Chun-Jung Tsai

/s/ Chung-Yi Tsai	Director	April 4, 2025
Chung-Yi Tsai